EXHIBIT 10.2

QUALITY CARE PROPERTIES, INC.
2016 PERFORMANCE INCENTIVE PLAN
DIRECTOR DEFERRED STOCK UNIT AWARD AGREEMENT

THIS DIRECTOR DEFERRED STOCK UNIT AWARD AGREEMENT (this “Agreement”) is dated as of ●, 2017 (the “Award Date”) by and between Quality Care Properties, Inc., a Maryland corporation (the “Corporation”), and ● (the “Participant”).

W I T N E S S E T H

WHEREAS, the Participant has elected to defer all or a portion of the Participant’s cash fees and/or equity retainer, in each case, for such Participant’s service on the Corporation’s Board of Directors (the “Board”) in the form of deferred stock units over the Corporation’s Common Stock;

WHEREAS, pursuant to the Quality Care Properties, Inc. 2016 Performance Incentive Plan, as amended and/or restated from time to time (the “Plan”), the Corporation hereby grants to the Participant, effective as of the date hereof, an award of deferred stock units under the Plan (the “Award”), upon the terms and conditions set forth herein and in the Plan.

NOW THEREFORE, in consideration of the Participant’s deferral election and the mutual promises made herein and the mutual benefits to be derived therefrom, the parties agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Plan.

2. Grant; Rights of the Participant with Respect to Deferred Stock Units.  Subject to the terms of this Agreement, the Corporation hereby grants to the Participant an Award with respect to an aggregate of ● deferred stock units (subject to adjustment as provided in Section 7.1 of the Plan) (the “Deferred Stock Units”). The Deferred Stock Units granted pursuant to this Agreement do not and shall not entitle the Participant to any rights of a shareholder of Common Stock.  No shares of Common Stock shall be issued to the Participant in settlement of Deferred Stock Units prior to the time specified in Section 4.  This Award is subject to all of the terms and conditions set forth in this Agreement and is further subject to all of the terms and conditions of the Plan, as it may be amended from time to time, and any rules adopted by the Administrator, as such rules are in effect from time to time.

3. Vesting. The Deferred Stock Units granted pursuant to this Agreement are 100% vested as of the Award Date.

4. Conversion of Deferred Stock Units; Issuance of Common Stock. Upon the first to occur of (i) the Participant’s termination from the Board for any reason (with such departure being considered a “separation from service” as set forth in Treasury Regulation Section 1.409A-1(h)), (ii) a Change in Control Event, and (iii) the Participant’s death (the first to occur of (i), (ii) and (iii), the “Distribution Date”), the Corporation shall promptly cause to be issued shares of

Common Stock in book-entry form, registered in the Participant’s name (or in the name of Participant’s legal representatives, beneficiaries or heirs, as the case may be), in payment of whole Deferred Stock Units.  In no event shall settlement occur later than thirty (30) days following the Distribution Date.  The Corporation’s obligation to deliver shares of Common Stock or otherwise make payment with respect to the Deferred Stock Units is subject to the condition precedent that the Participant or other person entitled under the Plan to receive any shares with respect to the Deferred Stock Units deliver to the Corporation any representations or other documents or assurances that the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.  The Participant shall have no further rights with respect to any Deferred Stock Units that are paid in accordance with this Agreement.

5. Dividend and Voting Rights.

(a) Limitations on Rights Associated with Deferred Stock Units.  The Participant shall have no rights as a stockholder of the Corporation, no dividend rights (except as expressly provided in Section 5(b) with respect to Dividend Equivalents) and no voting rights with respect to the Deferred Stock Units and any shares of Common Stock underlying or issuable in respect of such Deferred Stock Units until such shares of Common Stock are actually issued to and held of record by the Participant.

(b) Dividend Equivalent Rights.  The Participant shall be credited with dividend equivalents with respect to the Deferred Stock Units (the “Dividend Equivalents”), calculated as follows: with respect to any Deferred Stock Units granted on or prior to the record date applicable to an ordinary cash dividend on the Common Stock, on each date that any such cash dividend is paid to all holders of shares of Common Stock while the Deferred Stock Units are outstanding, the Participant’s account shall be credited with an additional number of deferred stock units equal to the number of shares of Common Stock (valued at fair market value (as defined in the Plan) on such date or the immediately preceding trading day as determined by the Administrator in its sole discretion), rounded down to the nearest whole share of Common Stock, that could be purchased on such date with the aggregate dollar amount of the cash dividend that would have been paid on the Deferred Stock Units had the Deferred Stock Units been issued as shares of Common Stock. The right to receive additional deferred stock units credited under this Section 5(b) shall be subject to the same terms and conditions applicable to the Deferred Stock Units originally awarded hereunder and shall be settled on the same date as the Deferred Stock Units in respect of which such Dividend Equivalents are awarded.  No such Dividend Equivalents shall be made with respect to any Deferred Stock Units which, as of such record date, have been paid pursuant to Section 4.

6. Restrictions on Transfer.  Neither the Award, nor any interest therein or amount or shares payable in respect thereof may be sold, assigned, transferred, pledged or otherwise disposed of, alienated or encumbered, either voluntarily or involuntarily. The transfer restrictions in the preceding sentence shall not apply to (a) transfers to the Corporation, or (b) transfers by will or the laws of descent and distribution.

7. Notices.  Any notice to be given under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the Participant’s last address reflected on the Corporation’s payroll records. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Participant is no longer an Eligible Person, shall be deemed to have been duly given five (5) business days after the date mailed in accordance with the foregoing provisions of this Section 7.

8. Plan.  The Award and all rights of the Participant under this Agreement are subject to the terms and conditions of the provisions of the Plan, incorporated herein by reference. The Participant agrees to be bound by the terms of the Plan and this Agreement. The Participant acknowledges having read and understanding the Plan, the Prospectus for the Plan and this Agreement. Unless otherwise expressly provided in other sections of this Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not (and shall not be deemed to) create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

9. Entire Agreement.  This Agreement and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Agreement may be amended pursuant to Section 8.9 of the Plan. Any such amendment must be in writing and signed by the Corporation. Any such amendment that materially and adversely affects the Participant’s rights under this Agreement requires the consent of the Participant in order to be effective with respect to the Award. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof. The Participant acknowledges receipt of a copy of this Agreement, the Plan and the Prospectus for the Plan.

10. Limitation on the Participant’s Rights.  Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Corporation as to amounts payable and shall not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. The Participant shall have only the rights of a general unsecured creditor of the Corporation with respect to amounts credited and benefits payable, if any, with respect to the Deferred Stock Units, and rights no greater than the right to receive the Common Stock as a general unsecured creditor with respect to the Deferred Stock Units, as and when payable hereunder. The Award has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant.

11. Counterparts.  This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

12. Section Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

13. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland without regard to conflict of law principles thereunder.
14. Section 409A. It is intended that the Award comply with Section 409A of the Code and this Award shall be interpreted consistent therewith.

15. Clawback Policy.  The Deferred Stock Units are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of the Deferred Stock Units or any shares of Common Stock or other cash or property received with respect to the Deferred Stock Units (including any value received from a disposition of the shares acquired upon payment of the Deferred Stock Units).

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IN WITNESS WHEREOF, this Agreement is entered into as of the date and year first above written.

QUALITY CARE PROPERTIES, INC.

By
Name:
Title:

By
[Participant]